Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE ANNOUNCES THIRD QUARTER EARNINGS
SUNNYVALE, CALIF. October 19, 2021 – Intuitive (the “Company”) (Nasdaq: ISRG), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery, today announced financial results for the quarter ended September 30, 2021. All share and per-share information have been retroactively adjusted to reflect a three-for-one stock split.
Q3 Highlights
•Worldwide da Vinci procedures grew approximately 20% compared with the third quarter of 2020. The third quarter of 2020 reflected significant disruption caused by the COVID-19 pandemic, and the third quarter of 2021 reflected a COVID-19 resurgence, which also significantly impacted our procedures. The compound annual growth rate between the third quarter of 2019 and the third quarter of 2021 was 13%.
•The Company shipped 336 da Vinci Surgical Systems, an increase of 72% compared with 195 in the third quarter of 2020.
•The Company grew its da Vinci Surgical System installed base to 6,525 systems as of September 30, 2021, an increase of 11% compared with 5,865 as of the end of the third quarter of 2020.
•The Company’s stockholders approved a three-for-one split of the Company's issued and outstanding common stock, which began trading on a split-adjusted basis on October 5, 2021.
•Third quarter 2021 revenue of $1.40 billion increased 30% compared with $1.08 billion in the third quarter of 2020. The compound annual growth rate between the third quarter of 2019 and the third quarter of 2021 was 12%.
•Third quarter 2021 GAAP net income was $381 million, or $1.04 per diluted share, compared with $314 million, or $0.87 per diluted share, in the third quarter of 2020.
•Third quarter 2021 non-GAAP* net income was $435 million, or $1.19 per diluted share, compared with $334 million, or $0.92 per diluted share, in the third quarter of 2020.
Q3 Financial Summary
Gross profit, income from operations, net income, net income per diluted share, and diluted shares are reported on a GAAP and non-GAAP* basis. The non-GAAP* measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.
Third quarter 2021 revenue was $1.40 billion, an increase of 30% compared with $1.08 billion in the third quarter of 2020. The compound annual growth rate between the third quarter of 2019 and the third quarter of 2021 was 12%. Higher third quarter revenue was driven by growth in da Vinci system placements and procedures. Additionally, in conjunction with the Company's 2020 COVID-19 Customer Relief Program, third quarter 2020 revenue was reduced by $23 million for service fee credits provided to customers.
Third quarter 2021 instruments and accessories revenue increased by 20% to $755 million, compared with $631 million in the third quarter of 2020, primarily driven by approximately 20% growth in da Vinci procedure volume.
Third quarter 2021 systems revenue increased by 55% to $415 million, compared with $268 million in the third quarter of 2020. The Company shipped 336 da Vinci Surgical Systems in the third quarter of 2021, compared with 195 systems in the third quarter of 2020. The third quarter 2021 system shipments included 139 systems shipped under operating lease and usage-based arrangements, compared with 68 systems in the third quarter of 2020.
Third quarter 2021 GAAP income from operations increased to $443 million, compared with $270 million in the third quarter of 2020. Third quarter 2021 GAAP income from operations included share-based compensation expense of $123 million, compared with $107 million in the third quarter of 2020. Third quarter 2021 non-GAAP* income from operations increased to $570 million, compared with $402 million in the third quarter of 2020.
Third quarter 2021 GAAP net income was $381 million, or $1.04 per diluted share, compared with $314 million, or $0.87 per diluted share, in the third quarter of 2020. Third quarter 2021 GAAP net income included excess tax benefits of $42 million, or $0.12 per diluted share, compared with $48 million, or $0.13 per diluted share, in the third quarter of 2020. Third quarter 2021 GAAP net income included other income related to unrealized gains on strategic investments of $8 million, or $0.02 per diluted share, compared with $62 million, or $0.17 per diluted share, in the third quarter of 2020. These benefits are excluded from non-GAAP net income.
Third quarter 2021 non-GAAP* net income was $435 million, or $1.19 per diluted share, compared with $334 million, or $0.92 per diluted share, in the third quarter of 2020.
The Company ended the third quarter of 2021 with $8.2 billion in cash, cash equivalents, and investments, an increase of $485 million during the quarter, primarily driven by cash generated from operations.
“We are pleased with our team’s performance in a complex environment, and we are building upon the robust clinical and technological foundation created over the past 26 years through investment in innovation to drive continued growth,” said Intuitive CEO Gary Guthart.
Additional supplemental financial and procedure information has been posted to the Investor Relations section of the Intuitive website at https://isrg.gcs-web.com/.
Webcast and Conference Call Information
Intuitive will hold a teleconference at 1:30 p.m. PDT today to discuss the third quarter 2021 financial results. The call will be webcast by Nasdaq OMX and can be accessed on Intuitive’s website at www.intuitive.com or by dialing (877) 692-8955 using the access code 5830756.
About Intuitive
Intuitive (Nasdaq: ISRG), headquartered in Sunnyvale, California, is a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery. As part of our mission, we believe that minimally invasive care is life-enhancing care. Through ingenuity and intelligent technology, we expand the potential of physicians to heal without constraints.
Intuitive brings more than two decades of leadership in robotic-assisted surgical technology and solutions to its offerings and develops, manufactures, and markets the da Vinci Surgical System and the Ion endoluminal system.
Da Vinci® and IonTM are trademarks or registered trademarks of Intuitive Surgical, Inc.
For more information, please visit the Company’s website at www.intuitive.com.

Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements include, but are not limited to, statements related to our ability to build upon the robust clinical and technological foundation created, our ability to work to broaden our capacity, our ability to invest for future innovation and growth, the expected impacts of the COVID-19 pandemic on our business, financial condition, and results of operations, the potential impact on our procedure volume, our expected business, procedures and procedure adoption, future results of operations, future financial position, our ability to increase our revenues, anticipated costs of revenue, anticipated expenses, our potential tax assets or liabilities, our investments, anticipated cash flows, and statements based on current expectations, estimates, forecasts, and projections about the economies and markets in which we operate and our beliefs and assumptions regarding these economies and markets. These forward-looking statements should be considered in light of various important factors, including, but not limited to, the following: our ability to obtain accurate procedure volume and mix in the midst of the COVID-19 pandemic; the risk that the COVID-19 pandemic could lead to further material delays and cancellations of, or reduced demand for, procedures; curtailed or delayed capital spending by hospitals; disruption to our supply chain, including increased difficulties in obtaining a sufficient amount of materials in the semiconductor and other markets; closures of our facilities; delays in surgeon training; delays in gathering clinical evidence; delays in obtaining new product approvals or clearances from the U.S. Food and Drug Administration due to the effects of the COVID-19 pandemic; the evaluation of the risks of robotic-assisted surgery in the presence of infectious diseases; diversion of management and other resources to respond to COVID-19 outbreaks; the impact of global and regional economic and credit market conditions on healthcare spending; the risk that the COVID-19 virus disrupts local economies and causes economies in our key markets to enter prolonged recessions; healthcare reform legislation in the U.S. and its impact on hospital spending, reimbursement, and fees levied on certain medical device revenues; changes in hospital admissions and actions by payers to limit or manage surgical procedures; the timing and success of product development and market acceptance of developed products; the results of any collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships, including the joint venture with Shanghai Fosun Pharmaceutical (Group) Co., Ltd.; our completion of and ability to successfully integrate acquisitions, including Schölly Fiberoptic's robotic endoscope business and Orpheus Medical; procedure counts; regulatory approvals, clearances, and restrictions or any dispute that may occur with any regulatory body; guidelines and recommendations in the healthcare and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which we operate; risks associated with our operations outside of the United States; unanticipated manufacturing disruptions or the inability to meet demand for products; our reliance on sole and single source suppliers; the results of legal proceedings to which we are or may become a party; product liability and other litigation claims; adverse publicity regarding us and the safety of our products and adequacy of training; our ability to expand into foreign markets; the impact of changes to tax legislation, guidance, and interpretations; changes in tariffs, trade barriers, and regulatory requirements; and other risk factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those risk factors identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as updated by the Company’s other filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted,” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

*About Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share (“EPS”), and non-GAAP diluted shares. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity by excluding items such as intangible asset charges, share-based compensation (“SBC”) expenses, and other special items. Intangible asset charges consist of non-cash charges, such as the amortization of intangible assets, as well as in-process R&D charges. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to its historical performance and liquidity. The Company believes these non-GAAP financial measures are useful to investors, because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, and (2) they are used by institutional investors and the analyst community to help them analyze the performance of the Company’s business.
Non-GAAP gross profit. The Company defines non-GAAP gross profit as gross profit, excluding intangible asset charges, expenses related to SBC, and litigation charges and recoveries.
Non-GAAP income from operations. The Company defines non-GAAP income from operations as income from operations, excluding intangible asset charges, certain acquisition-related items for the re-measurement of contingent consideration, expenses related to SBC, and litigation charges and recoveries.
Non-GAAP net income and EPS. The Company defines non-GAAP net income as net income, excluding intangible asset charges, non-cash impairment charges and recoveries, certain acquisition-related items for the re-measurement of contingent consideration, expenses related to SBC, litigation charges and recoveries, unrealized gains on strategic investments, adjustments attributable to noncontrolling interest in joint venture, net of the related tax effects, and tax adjustments, including the excess tax benefits or deficiencies associated with SBC arrangements, a one-time tax benefit from re-measurement of certain deferred tax assets, and the net tax effects related to intra-entity transfers of non-inventory assets. The Company excludes a one-time tax benefit from re-measurement of certain deferred tax assets, because it is discrete in nature, and excludes the excess tax benefits or deficiencies associated with SBC arrangements as well as the tax effects associated with non-cash amortization of deferred tax assets related to intra-entity non-inventory transfers, because the Company does not believe these items correlate with the on-going results of its core operations. The tax effects of the non-GAAP items are determined by applying a calculated non-GAAP effective tax rate, which is commonly referred to as the with-and-without method. Without excluding these tax effects, investors would only see the gross effect that these non-GAAP adjustments had on the Company’s operating results. The Company’s calculated non-GAAP effective tax rate is generally higher than its GAAP effective tax rate. The Company defines non-GAAP EPS as non-GAAP net income divided by non-GAAP diluted shares, which are calculated as GAAP weighted average outstanding shares plus dilutive potential shares outstanding during the period.
There are a number of limitations related to the use of non-GAAP measures versus measures calculated in accordance with GAAP. Non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, and non-GAAP EPS exclude items such as intangible asset charges, re-measurement of contingent consideration, SBC, excess tax benefits or deficiencies associated with SBC arrangements, and non-cash amortization of deferred tax assets related to intra-entity transfer of non-inventory assets, which are primarily recurring items. SBC has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business. In addition, the components of the costs that the Company excludes in its calculation of non-GAAP net income and non-GAAP EPS may differ from the components that its peer companies exclude when they report their results of operations. Management addresses these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income and net income per share calculated in accordance with GAAP.

INTUITIVE SURGICAL, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)*

	Three months ended
	September 30, 2021	June 30, 2021	September 30, 2020
Revenue:
Instruments and accessories	$755.4	$796.4	$630.6
Systems	415.2	439.6	267.8
Services (1)	232.7	228.0	179.3
Total revenue	1,403.3	1,464.0	1,077.7
Cost of revenue:
Product	355.8	374.0	287.7
Service	76.1	66.3	65.7
Total cost of revenue	431.9	440.3	353.4
Gross profit	971.4	1,023.7	724.3
Operating expenses:
Selling, general and administrative	363.3	350.2	298.9
Research and development	165.5	162.3	155.0
Total operating expenses	528.8	512.5	453.9
Income from operations (2)	442.6	511.2	270.4
Interest and other income, net (3)	18.5	15.0	84.8
Income before taxes	461.1	526.2	355.2
Income tax expense (4)	73.9	3.2	38.4
Net income	387.2	523.0	316.8
Less: net income attributable to noncontrolling interest in joint venture	6.7	5.8	2.9
Net income attributable to Intuitive Surgical, Inc.	$380.5	$517.2	$313.9
Net income per share attributable to Intuitive Surgical, Inc.:
Basic	$1.07	$1.45	$0.89
Diluted (5)	$1.04	$1.42	$0.87
Weighted average shares outstanding:
Basic	356.8	355.7	352.0
Diluted	366.8	364.9	361.9

(1) Services revenue includes the effect of the following item:
Customer relief program	$—	$—	$(23.1)
(2) Income from operations includes the effect of the following item:
Intangible asset charges	$(6.5)	$(10.9)	$(21.6)
(3) Interest and other income, net includes the effect of the following item:
Unrealized gains on strategic investments	$7.7	$0.2	$61.7
(4) Income tax expense (benefit) includes the effect of the following items:
Excess tax benefits related to share-based compensation arrangements	$(41.9)	$(43.6)	$(47.9)
One-time tax benefit from re-measurement of certain deferred tax assets	$—	$(66.4)	$—
(5) Diluted net income per share includes the effect of the following items:
Customer relief program, net of tax	$—	$—	$(0.05)
Intangible asset charges, net of tax	$(0.01)	$(0.02)	$(0.05)
Unrealized gains on strategic investments, net of tax	$0.02	$—	$0.13
Excess tax benefits related to share-based compensation arrangements	$0.12	$0.12	$0.13
One-time tax benefit from re-measurement of certain deferred tax assets	$—	$0.18	$—
(*) Shares issued pursuant to the three-for-one stock split of the Company’s issued and outstanding common stock, par value $0.001 per share, were distributed on October 4, 2021, to stockholders of record as of September 27, 2021. All share and per-share information have been retroactively adjusted to reflect the stock split.

INTUITIVE SURGICAL, INC.
UNAUDITED NINE MONTHS ENDED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)*

	Nine months ended
	September 30,
	2021	2020
Revenue:
Instruments and accessories	$2,257.7	$1,708.9
Systems	1,223.4	812.1
Services (1)	678.3	508.3
Total revenue	4,159.4	3,029.3
Cost of revenue:
Product	1,049.1	868.2
Service	212.6	195.7
Total cost of revenue	1,261.7	1,063.9
Gross profit	2,897.7	1,965.4
Operating expenses:
Selling, general and administrative	1,039.5	886.1
Research and development	487.6	445.3
Total operating expenses	1,527.1	1,331.4
Income from operations (2)	1,370.6	634.0
Interest and other income, net (3)	65.5	136.5
Income before taxes	1,436.1	770.5
Income tax expense (4)	90.7	67.3
Net income	1,345.4	703.2
Less: net income attributable to noncontrolling interest in joint venture	21.4	7.8
Net income attributable to Intuitive Surgical, Inc.	$1,324.0	$695.4
Net income per share attributable to Intuitive Surgical, Inc.:
Basic	$3.72	$1.98
Diluted (5)	$3.63	$1.93
Weighted average shares outstanding:
Basic	355.6	350.5
Diluted	365.1	360.1

(1) Services revenue includes the effect of the following item:
Customer relief program	$—	$(81.7)
(2) Income from operations includes the effect of the following item:
Intangible asset charges	$(25.3)	$(47.3)
(3) Interest and other income, net includes the effect of the following item:
Unrealized gains on strategic investments	$22.2	$61.7
(4) Income tax expense includes the effect of the following items:
Excess tax benefits related to share-based compensation arrangements	$(158.9)	$(144.8)
One-time tax benefit from re-measurement of certain deferred tax assets	$(66.4)	$—
Discrete tax expense arising from the conclusion of a tax matter	$11.1	$36.8
(5) Diluted net income per share includes the effect of the following items:
Customer relief program, net of tax	$—	$(0.17)
Intangible asset charges, net of tax	$(0.06)	$(0.11)
Unrealized gains on strategic investments, net of tax	$0.05	$0.13
Excess tax benefits related to share-based compensation arrangements	$0.44	$0.40
One-time tax benefit from re-measurement of certain deferred tax assets	$0.18	$—
Discrete tax expense arising from the conclusion of a tax matter	$(0.03)	$(0.10)
(*) Shares issued pursuant to the three-for-one stock split of the Company’s issued and outstanding common stock, par value $0.001 per share, were distributed on October 4, 2021, to stockholders of record as of September 27, 2021. All share and per-share information have been retroactively adjusted to reflect the stock split.

INTUITIVE SURGICAL, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN MILLIONS)

	September 30, 2021	December 31, 2020
Cash, cash equivalents, and investments	$8,219.7	$6,869.1
Accounts receivable, net	695.0	645.5
Inventory	584.9	601.5
Property, plant, and equipment, net	1,737.9	1,577.3
Goodwill	344.3	336.7
Deferred tax assets	411.5	367.7
Other assets	941.3	771.1
Total assets	$12,934.6	$11,168.9

Accounts payable and other accrued liabilities	$1,091.6	$1,027.4
Deferred revenue	383.5	382.4
Total liabilities	1,475.1	1,409.8
Stockholders’ equity	11,459.5	9,759.1
Total liabilities and stockholders’ equity	$12,934.6	$11,168.9

INTUITIVE SURGICAL, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(IN MILLIONS, EXCEPT PER SHARE DATA)*

	Three months ended			Nine months ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
GAAP gross profit	$971.4	$1,023.7	$724.3	$2,897.7	$1,965.4
Share-based compensation expense	24.5	21.3	22.6	66.5	59.8
Intangible asset charges	4.0	5.0	9.9	13.5	29.4
Non-GAAP gross profit	$999.9	$1,050.0	$756.8	$2,977.7	$2,054.6

GAAP income from operations	$442.6	$511.2	$270.4	$1,370.6	$634.0
Share-based compensation expense	121.1	109.0	105.8	333.7	292.3
Intangible asset charges	6.3	10.6	21.6	23.8	47.3
Litigation recoveries	—	(0.9)	—	(0.9)	(1.2)
Acquisition-related items	—	—	4.6	—	7.6
Non-GAAP income from operations	$570.0	$629.9	$402.4	$1,727.2	$980.0

GAAP net income attributable to Intuitive Surgical, Inc.	$380.5	$517.2	$313.9	$1,324.0	$695.4
Share-based compensation expense	121.1	109.0	105.8	333.7	292.3
Intangible asset charges	6.3	10.6	21.6	23.8	47.3
Litigation recoveries	—	(0.9)	—	(0.9)	(1.2)
Acquisition-related items	—	—	4.6	—	7.6
Unrealized gains on strategic investments	(7.6)	—	(61.7)	(21.9)	(61.7)
Tax adjustments (1)	(65.1)	(158.4)	(46.0)	(318.4)	(180.1)
Adjustments attributable to noncontrolling interest in joint venture	(0.5)	(0.4)	(4.4)	(1.3)	(10.7)
Non-GAAP net income attributable to Intuitive Surgical, Inc.	$434.7	$477.1	$333.8	$1,339.0	$788.9

GAAP net income per share attributable to Intuitive Surgical, Inc. - diluted	$1.04	$1.42	$0.87	$3.63	$1.93
Share-based compensation expense	0.33	0.29	0.29	0.91	0.81
Intangible asset charges	0.02	0.03	0.07	0.06	0.13
Litigation recoveries	—	—	—	—	—
Acquisition-related items	—	—	0.01	—	0.02
Unrealized gains on strategic investments	(0.02)	—	(0.17)	(0.06)	(0.17)
Tax adjustments (1)	(0.18)	(0.43)	(0.14)	(0.87)	(0.51)
Adjustments attributable to noncontrolling interest in joint venture	—	—	(0.01)	—	(0.03)
Non-GAAP net income per share attributable to Intuitive Surgical, Inc. - diluted	$1.19	$1.31	$0.92	$3.67	$2.18

(1) For the three months ended September 30, 2021, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(41.9) million, or $(0.12) per diluted share; (b) tax impact related to intra-entity transfers of non-inventory assets of $7.0 million, or $0.02 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(30.2) million, or $(0.08) per diluted share.

For the nine months ended September 30, 2021, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(158.9) million, or $(0.44) per diluted share; (b) one-time tax benefit from re-measurement of certain deferred tax assets of $(66.4) million, or $(0.18) per share; (c) tax impact related to intra-entity transfers of non-inventory assets of $20.9 million, or $0.06 per diluted share; and (d) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(114.0) million, or $(0.31) per diluted share.

(*) Shares issued pursuant to the three-for-one stock split of the Company’s issued and outstanding common stock, par value $0.001 per share, were distributed on October 4, 2021, to stockholders of record as of September 27, 2021. All share and per-share information have been retroactively adjusted to reflect the stock split.